ALLETE, INC.

3,200,000 Shares of Common Stock
Underwriting Agreement
March 31, 2022
J.P. Morgan Securities LLC
BofA Securities, Inc.
As Representatives of the
several Underwriters listed
in Schedule 1 hereto

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

ALLETE, Inc., a Minnesota corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 3,200,000 shares of common stock, without par value (“Common Stock”), of the Company (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional 480,000 shares of common stock of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares”.
The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:
1.Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-232905), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus relating to the Shares included in such registration statement (and any amendments thereto) before effectiveness, any prospectus relating to the Shares filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus relating to the Shares included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary

Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.
At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated March 31, 2022 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.
“Applicable Time” means 7:00 P.M., New York City time, on March 31, 2022.
2.Purchase of the Shares.
(a)The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per share of $60.795 (the “Purchase Price”) from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto.
In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.
If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.
The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b)The Company understands that the Underwriters intend to make a public offering of the Shares, and initially to offer the Shares on the terms set forth in the Pricing Disclosure Package. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.
(c)Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Underwritten Shares, at the offices of Davis Polk & Wardwell LLP at 10:00 A.M., New York City time on April 5, 2022, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date”, and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.
Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. Any certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.
(d)The Company acknowledges and agrees that the Representatives and the other Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal with respect to the offering of Shares contemplated hereby, and neither the Representatives nor the other Underwriters shall have any responsibility or liability to the Company with respect thereto. Any review by the Representatives and the other Underwriters of the Company, the offering of the Shares contemplated hereby or other matters relating to such transaction will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.
3.Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:
(a)Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any

Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.
(b)Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.
(c)Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus and the pricing information set forth on Annex A did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.
(d)Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications with respect to the Shares other than Testing-the-Waters Communications with the consent of the Representatives (x) with entities that are qualified institutional buyers (“QIBs”) within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule

501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act (“IAIs”) and otherwise in compliance with the requirements of Section 5(d) of the Securities Act or (y) with entities that the Company reasonably believed to be QIBs or IAIs and otherwise in compliance with the requirements of Rule 163B under the Securities Act and (ii) has not authorized anyone other than the Representatives, each of their respective affiliates and their respective employees to engage in Testing-the-Waters Communications with respect to the Shares. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications with respect to the Shares by virtue of a writing substantially in the form of Exhibit A hereto. The Company has not distributed or approved for distribution, nor have the Underwriters used, any Written Testing-the-Waters Communications with respect to the Shares other than those listed on Annex B hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(e)Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.
(f)Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(g)Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods covered thereby, except as disclosed therein, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries or from other records of the Company or from third parties that the Company believes are reliable and presents fairly in all material respects the information shown thereby; all disclosures included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus that are “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission) comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K of the Securities Act, to the extent applicable.
(h)No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans referred to generally in, the Registration Statement, the Pricing Disclosure Package and the Prospectus and other than the issuance of shares of Common Stock in accordance with the Company’s direct stock purchase and dividend reinvestment plan, employee stock purchase plan and retirement savings and stock ownership plan), increases in short-term debt (other than (A) in ordinary course of business and (B) as a result of the borrowing of $170 million under a term loan agreement that is due on March 23, 2023) or increases in long-term debt (other than borrowing by the Company under its revolving credit facility in the ordinary course of business), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than a quarterly dividend declared on February 3, 2022, which was paid on March 1, 2022 to holders of record at the close of business on February 15, 2022), or any development that has had, or would reasonably be expected to have, a Material Adverse Effect (as defined below); (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in the case of each of clause (i), (ii) and (iii) above as is otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except in the case of clause (i), following the consummation of the acquisition of New Energy Equity LLC (“NEE”), any increases in short-term debt or long-term debt due to debt of NEE acquired pursuant to the Acquisition Agreement (as defined below).
(i)Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Agreement (a “Material Adverse Effect”). The Company’s “significant subsidiaries,” as that term is defined in Rule 1-02(w) of Regulation S-X, are ALLETE Enterprises, Inc. (“Enterprises”) and ALLETE Clean Energy, Inc.
(j)Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.
(k)Stock Options. There are no stock options outstanding granted pursuant to the stock-based compensation plans of the Company and its subsidiaries.
(l)Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and Enterprises has full right, power and authority to execute and deliver the purchase and sale agreement, dated as of February 28, 2022, among Enterprises, NEE and the other parties signatories thereto (the “Acquisition Agreement” and collectively, the “Transaction Documents”) and, in each case, to perform its respective obligations hereunder and thereunder, as the case may be; and all action required to be taken for the due and proper authorization, execution and delivery by the Company and Enterprises, as applicable, of the Transaction Document to which it is a party and the consummation by of the transactions contemplated by the Transaction Document to which it is a party has been duly and validly taken; provided that this Section 3(l) is subject to the Company’s compliance with Section 4(o).
(m)Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(n)The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.
(o)Acquisition Agreement. The Acquisition Agreement has been duly authorized, executed and delivered by Enterprises and constitutes a valid and legally binding agreement of Enterprises enforceable against Enterprises in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
(p)Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, to the extent such Transaction Document is described therein.
(q)No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(r)No Conflicts. The execution, delivery and performance by the Company or Enterprises, as the case may be, of the Transaction Document to which it is a party, the issuance and sale of the Shares and the consummation of the transactions contemplated by the Transaction Documents or the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organization documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation applicable to the Company of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect; provided that clause (iii) of this Section 3(r) is subject to the Company’s compliance with Section 4(o).
(s)No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required of the Company for (i) the execution, delivery and performance by the Company of the Transaction Document to which it is a party, (ii) the issuance and sale of the Shares and (iii) the consummation by the Company of the transactions contemplated by the Transaction Document to which it is a party, except (A) such consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority as have already been obtained by the Company, (B) for the registration of the Shares under the Securities Act, (C) the listing of the Shares on the New York Stock Exchange (the “Exchange”) and (D) such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters; provided that clause (iii)(A) of this Section 3(s) is subject to the Company’s compliance with Section 4(o).
(t)Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) or, to the knowledge of the Company, investigations pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such Actions are threatened or, to the knowledge of the Company, contemplated and, to the knowledge of the Company, no such investigations are threatened or contemplated by any governmental or regulatory authority or threatened by others that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and (i) there are no current or pending Actions or investigations that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(u)Independent Accountants. PricewaterhouseCoopers LLP, which has certified certain financial statements of the Company and its subsidiaries is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(v)Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(w)Intellectual Property. (i) The Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses, except where the failure to own or have the right to use would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) the Company’s and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person, except where such infringement, misappropriation or other violation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) the Company and its subsidiaries have not received any written notice of any claim of infringement, misappropriation or violation relating to Intellectual Property which could reasonably be expected to result in a Material Adverse Effect; and (iv) to the knowledge of the Company, the Intellectual Property of the Company and its subsidiaries is not being infringed, misappropriated or otherwise violated by any person.
(x)No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.
(y)Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).
(z)Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.
(aa)Licenses and Permits. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course that would reasonably be expected to have a Material Adverse Effect.
(ab)No Labor Disputes. (i) No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and (ii) the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except with respect to clauses (i) and (ii) above as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any currently existing collective bargaining agreement to which it is a party.
(ac)Certain Environmental Matters.
(i)Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is, or has been, in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof (including, without limitation, any judicial or administrative decision, order, consent, decree or judgment), in each case, relating to pollution or protection of human health or safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), natural resources or wildlife, including, without limitation, relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum, petroleum products or byproducts, asbestos or asbestos containing materials, coal ash, coal tar, radioactive materials, polychlorinated biphenyls, creosote, brine and drilling mud (collectively, “Hazardous Materials”) or to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of, or exposure to, Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, licenses, certificates, financial assurances, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, orders, demands, demand letters, claims, liens, notices of potential or actual noncompliance, violation or liability, investigations or proceedings relating to any Environmental Law or Hazardous Materials against or relating to the Company or any of its subsidiaries, (D) there are no costs, expenditures (including, without limitation, capital expenditures) or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, including without limitation, for the investigation or remediation of any release or threatened release of Hazardous Materials or compliance with

Environmental Laws, and (E) to the knowledge of the Company, there are no events or circumstances that could reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws.
(ii)Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (A) there are no proceedings that are pending, or that are known to be contemplated against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed, and (B) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, including, without limitation, capital expenditures for environmental control facilities, or liabilities or other obligations under Environmental Laws, including, without limitation, in connection with the release or threated release of Hazardous Materials, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries.
(ad)Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except, in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ae)Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
(af)Accounting Controls. The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
(ag)eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ah)Insurance. The Company and its subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are customary for companies engaged in the same or similar businesses of the Company and its subsidiaries and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that material capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) believes that it will not be able to renew its existing insurance coverage in amounts and against such losses and risks as are customary for companies engaged in the same or similar businesses of the Company and its subsidiaries as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.
(ai)Cybersecurity; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except as disclosed in the Registration Statement, Pricing Disclosure Package and the Prospectus or except as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.
(aj)No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director, officer or, to the knowledge of the Company, employee of the Company or any of its subsidiaries nor any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
(ak)Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(al)No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors, officers, or employees, nor, to the knowledge of the Company, or any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the so-called Donetsk People’s Republic, so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.
(am)No Restrictions on Subsidiaries. Other than with respect to the Glen Ullin, South Peak, Diamond Spring, Caddo and Armenia Mountain wind energy facilities, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
(an)No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.
(ao)No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.
(ap)No Stabilization. Neither the Company nor any of its subsidiaries or affiliates has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.
(aq)Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
(ar)Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith. The statements and financial information (including the assumptions described herein) incorporated by reference therein from the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Outlook”) (collectively, the “Projections”) (i) to the extent such statements are forward-looking are within the coverage of the safe harbor for forward looking statements set forth in Section 27A of the Securities Act, Rule 175(b) under the Securities Act or Rule 3b-6 under the Exchange Act, as applicable, (ii) were made by the Company with a reasonable basis and in good faith and reflect the Company’s good faith projection of the matters described therein, and (iii) have been prepared in accordance with Item 10 of Regulation S-K under the Securities Act; the assumptions used in the preparation of the Projections are reasonable; and none of the Company or its subsidiaries are aware of any business, economic or industry developments inconsistent with the assumptions underlying the Projections.
(as)Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
(at)Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
(au)Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of

Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act. The Company will pay the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.
4.Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:
(a)Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the second business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.
(b)Delivery of Copies. The Company will deliver, without charge and upon request, (i) to the Representatives, a photocopy of the signed Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.
(c)Amendments or Supplements, Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, whether before or after the time that the Registration Statement becomes effective, during the Prospectus Delivery Period the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably objects.
(d)Notice to the Representatives. During the Prospectus Delivery Period, the Company will advise the Representatives promptly, and confirm such advice in writing,

(i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (iv) of the issuance by the Commission or any other U.S. governmental or U.S. regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Shares and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.
(e)Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.
(f)Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
(g)Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided, however, that (1) such delivery requirements to the Company’s security holders shall be deemed met by the Company’s compliance with its reporting requirements pursuant to the Exchange Act if such compliance satisfies the conditions of Rule 158 and (2) such delivery requirements to the Representatives shall be deemed met by the Company if the related reports are available on the Commission’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR System”).
(h)Clear Market. For a period of 90 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of Representatives, other than the Shares to be sold hereunder.
The restrictions described above do not apply to (i) the issuance of shares of Common Stock or securities convertible into or exercisable for shares of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of restricted stock units (including director stock units pursuant to a deferral plan, “RSUs”) (including net settlement), in each case outstanding on the date of this Agreement and referred to generally in the Prospectus; (ii) grants or issuances of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock (whether upon the exercise of stock options or otherwise) to the Company’s employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the Closing Date and referred to generally in the Prospectus; (iii) any shares of Common Stock issued pursuant to employee or director benefit, compensation, incentive or stock purchase plans of the Company existing on the date hereof and referred to generally in the Registration Statement; (iv) any shares of Common Stock issued by the Company pursuant to the Company’s direct stock purchase and dividend reinvestment plan, existing or approved on or prior to the date hereof and referred to generally in the Registration Statement, the Pricing Disclosure Package and the Prospectus; or (v) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of this Agreement and referred to generally in the Prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.
(i)Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds”.
(j)No Stabilization. Neither the Company nor its subsidiaries or affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock.
(k)Exchange Listing. The Company will use its reasonable best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”).
(l)Reports. During the period commencing on the Closing Date and ending on the later of the exercise or expiration of the Underwriters’ option to purchase Option Shares, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed or furnished on the EDGAR System.
(m)Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.
(n)Shelf Renewal. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Representatives. If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.
(o)MPUC Compliance. At all times prior to the exercise or expiration of the Underwriters’ option to purchase Option Shares, the Company will be in compliance at all times with the total capitalization limitation, equity ratio limitation and other terms and provisions set forth in the Minnesota Public Utilities Commission’s (the “MPUC”) order issued on January 26, 2022 (“Order”) in Docket No. E-015/S-21-130 approving the Company’s capital structure and authorizing issuances of securities such that the Company will at all times have sufficient authority to issue the Shares. If prior to the exercise or expiration of the Underwriters option to purchase Option Shares, the MPUC issues a subsequent order or orders approving the Company’s capital structure and authorizing issuances of securities that supersedes the Order, the Company will be in compliance at all times with the total capitalization limitation, if any, equity ratio limitation, if any, and other terms and provisions set forth in the subsequent order or orders.
5.Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:
(a)It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).
(b)It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto, if any, without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.
(c)It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).
6.Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.
(b)Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.
(c)No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any debt securities, convertible securities or preferred stock issued, or guaranteed by, the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).
(d)No Material Adverse Change. No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.
(e)Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of (A) the chief financial officer of the Company and (B) the corporate treasurer or one other additional senior executive officer of the Company who is reasonably satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(e) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.
(f)Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.
(g)Opinion and 10b-5 Statement of Counsel for the Company. Each of the Chief Legal Officer of the Company and Morgan, Lewis & Bockius LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, a written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex D-1 and D-2 hereto.
(h)Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement, addressed to the Underwriters, of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
(i)No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.
(j)Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company in the State of Minnesota and its good standing as a foreign entity in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
(k)Exchange Listing. The Shares to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on the Exchange, subject to official notice of issuance.
(l)Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit B hereto, between you and certain officers and directors of the Company listed on Exhibit C relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or the Additional Closing Date, as the case may be.
(m)Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the

Representatives such further certificates and documents as the Representatives may reasonably request.
All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
7.Indemnification and Contribution.
(a)Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (b) below.
(b)Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: (i) the concession and reallowance appearing in the third paragraph under the caption “Underwriting” and the information contained in the thirteenth, fourteenth and fifteenth paragraphs under the caption “Underwriting”.
(c)Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
(d)Contribution. If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e)Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.
(f)Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
8.Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.
9.Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.
10.Defaulting Underwriter.
(a)If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.
(b)If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
(c)If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.
(d)Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.Payment of Expenses.
(a)Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Underwriters); (vi) the cost of preparing stock certificates, if any; (vii) the costs and charges of the transfer agent and registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to the listing of the Shares on the Exchange. Notwithstanding the foregoing, it is understood and agreed that, except as expressly provided in Sections 7 and 11(b), the Underwriters will pay all of their own costs and expenses, including, without limitation, fees and disbursements of their counsel (other than for Blue Sky and FINRA matters provided above in this Section 11(a)).
(b)If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.
12.Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
13.Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters or the directors, officers, controlling persons or affiliates referred to in Section 7 hereof.
14.Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
16.Miscellaneous.
(a)Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk and c/o BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: Syndicate Department (email: dg.ecm_execution_services@bofa.com), with a copy to ECM Legal (email: d.g.ecm_legal@bofa.com). Notices to the Company shall be given to it at ALLETE, Inc., 30 West Superior Street, Duluth, Minnesota 55802-2093 (fax: (218) 723-3960); Attention: Chief Legal Officer.
(b)Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.
(c)Submission to Jurisdiction. Each party hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each party waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each party agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon each party and may be enforced in any court to the jurisdiction of which such party is subject by a suit upon such judgment.
(d)Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.
(e)Recognition of the U.S. Special Resolution Regimes.
(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
As used in this Section 16(e):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:
(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
(f)Counterparts and Electronic Signatures. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.
(g)Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
(h)Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.
Very truly yours,
ALLETE, INC.
By:    /s/ Steven Morris
    Name: Steven Morris
    Title: SR. V.P. & CFO

Accepted: As of the date first written above
J.P. MORGAN SECURITIES LLC
For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.
By:    /s/ Lucy Brash
        Authorized Signatory

BOFA SECURITIES, INC.
For itself and on behalf of the
several Underwriters listed
in Schedule 1 hereto.
By:    /s/ Keith Harman
        Authorized Signatory

Schedule 1

Underwriter	Number of Shares
J.P. Morgan Securities LLC	1,600,000
BofA Securities, Inc.	800,000
RBC Capital Markets, LLC	272,000
Wells Fargo Securities, LLC	272,000
BTIG, LLC	64,000
Mizuho Securities USA LLC	64,000
Sidoti & Company, LLC	64,000
Siebert Williams Shank & Co., LLC	64,000
Total	3,200,000

Annex A
a.    Issuer Free Writing Prospectus included in the Pricing Disclosure Package
None.
b. Pricing Information Provided Orally by Underwriters
1. Price per share: $63.00
2. Number of Underwritten Shares: 3,200,000
3. Number of Option Shares: 480,000

Annex B
Written Testing-the-Waters Communications

None.

Annex C
ALLETE, Inc.

Pricing Term Sheet

None.

Annex D-1
Form of Legal Opinion of Margaret A. Thickens, Esq.
Re:    Public Offering of 3,200,000 Shares of Common Stock of ALLETE, Inc.
Ladies and Gentlemen:
I am Vice President, Chief Legal Officer and Corporate Secretary of ALLETE, Inc., a Minnesota corporation (the “Company”), and have acted in that capacity in connection with the offering by the Company of 3,200,000 shares (the “Shares”) of common stock, no par value, of the Company (the “Common Stock”) pursuant to that certain Underwriting Agreement dated March 31, 2022 (the “Underwriting Agreement”) among the Company, J.P. Morgan Securities LLC and BofA Securities, Inc., as representatives of the several underwriters named on Schedule 1 to the Underwriting Agreement (the “Underwriters”). 3,200,000 shares of Common Stock (the “Shares”) offered pursuant to the Underwriting Agreement will be issued and sold by the Company on the date hereof. I am providing this letter pursuant to Section 6(g) of the Underwriting Agreement. Terms defined in the Underwriting Agreement are used as therein defined, unless otherwise defined herein.
In connection with this letter, I (or attorneys in the Company’s legal department with whom I have consulted) have examined originals, or copies certified or otherwise identified to my satisfaction, of
(i)the amended and restated articles of incorporation of the Company, as amended (the “Charter”);
(ii)the bylaws of the Company (the “Bylaws”);
(iii)the Underwriting Agreement;
(iv)the registration statement on Form S-3 (Registration No. 333-232905) (the “Shelf Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on July 31, 2019;
(v)the preliminary prospectus supplement of the Company dated March 31, 2022, including the accompanying base prospectus dated July 31, 2019 (the “Base Prospectus”), which was filed by the Company with the Commission on March 31, 2022 pursuant to Rule 424(b)(5) under the Securities Act (the “Preliminary Prospectus”);
(vi)the Pricing Disclosure Package;
(vii)the prospectus supplement dated March 31, 2022, including the Base Prospectus, which was filed by the Company with the Commission on April ____, 2022 pursuant to Rule 424(b)(2) under the Securities Act (the “Prospectus”);
(viii)the order issued by the Minnesota Public Utilities Commission (“MPUC”), dated January 26, 2022 (“Order”) Docket No. E-015/S-21-130;

(ix)the purchase and sale agreement, dated as of February 28, 2022, among ALLETE Enterprises, Inc. (“Enterprises”), New Energy Equity LLC (“NEE”) and the other parties signatories thereto (the “Acquisition Agreement” and together with the Underwriting Agreement, the “Transaction Agreements”); and
(x)such other documents and records as I deemed appropriate for purposes of the opinions set forth herein.
As used herein, the term “Registration Statement” means the Shelf Registration Statement, as of its most recent effective date, including the information deemed at such time to be included in the part of the Shelf Registration Statement relating to the Shares pursuant to Rule 430B(f)(2) under the Securities Act. References to the Preliminary Prospectus and the Prospectus shall be deemed to include the documents incorporated by reference therein.
I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as certified, facsimile or photostatic copies, and the authenticity of the originals of all documents submitted to me as copies. I have also assumed that the Underwriting Agreement constitutes a valid and binding obligation of each party thereto other than the Company.
As to any facts that are material to the opinions hereinafter expressed, I have relied without investigation upon the representations and warranties of the Company contained in the Underwriting Agreement and upon certificates of officers of the Company.
In rendering the opinions set forth herein, whenever a statement or opinion herein is qualified by “to my knowledge,” “known to me” or by words of similar import, it is intended to indicate that, during the course of my representation of the Company, no information has come to my attention that gives me actual knowledge of the inaccuracy of such statement or opinion. Except as specifically set forth herein, I have not undertaken any independent investigation to determine the accuracy of facts material to any such statement or opinion, and no inference as to such statement or opinion should be drawn from the fact of my representation of the Company. In making judgments in respect of matters of materiality, I have, to the extent I deemed appropriate, relied upon management and other representatives of the Company in assessing the possible impact of such items upon the Company.
Based upon and subject to the foregoing and to the limitations and qualifications described below, I am of the opinion that:
1.The Company is a validly existing corporation and in good standing under the laws of the State of Minnesota.
2.Each of the Company and Enterprises has all requisite corporate power and authority to execute and deliver, and to perform all of its obligations under, the Transaction Agreement to which it is a party.
3.The Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Acquisition Agreement has been duly authorized, executed and delivered by Enterprises.
4.The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-

emptive or similar rights; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
5.To my knowledge (A) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus and that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (B) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus and that have not been so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
6.The statements in the Preliminary Prospectus and the Prospectus under the heading “Description of Common Stock”, insofar as they purport to constitute summaries of the terms of the Common Stock, accurately summarize the matters described therein in all material respects.
7.The Underwritten Shares have been duly authorized for issuance and sale and, upon delivery to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and will not be subject to any preemptive or similar right. Any Option Shares that may be issued and delivered pursuant to the Underwriters’ option to purchase such Option Shares have been duly authorized and, upon delivery to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and will not be subject to any preemptive or similar right provided that the opinion set forth in this sentence is subject to the Company’s compliance with Section 4(o) of the Underwriting Agreement.
8.The Order has been issued by the MPUC approving the Company’s capital structure and, to my knowledge, said Order is still in full force and effect; and provided that the Company complies with Section 4(o) of the Underwriting Agreement, no further consent, authorization, approval or order of any U.S. federal or Minnesota governmental or regulatory commission, board, body, authority or agency is required to be obtained by the Company or Enterprises in connection with the execution, delivery and performance by the Company or Enterprises, as the case may be, of the Transaction Agreement to which it is a party, the compliance by the Company or Enterprises, as the case may be, with the terms thereof, the issuance and sale of the Underwritten Shares and the Option Shares, other than such as previously have been obtained or made, including, without limitation, registration of the Shares under the Securities Act and of the Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
9.Other than as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no pending legal, governmental or regulatory proceedings, actions or suits to which the Company or any of its subsidiaries is a party or of which property of the Company or any of its subsidiaries is the subject, which, if determined adversely, would reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, and, to my knowledge, no such action, suit or proceedings are known to be contemplated by governmental or regulatory authorities or others.

10.The execution, delivery and performance by the Company or Enterprises, as the case may be, of the Transaction Agreement to which it is a party, the compliance by the Company and Enterprises with the terms thereof, the issuance and sale of the Underwritten Shares and the Option Shares, and the consummation of the transactions contemplated by the Transaction Agreements will not (i) result in a violation of the Charter or Bylaws, (ii) breach or result in a default under any provision of any agreement or instrument known to me to which the Company or Enterprises is a party or by which the Company or Enterprises is bound, (iii) result in the violation of any U.S. federal or Minnesota law, rule or regulation or (iv) to my knowledge, result in a violation of any judgment, decree, or order of any U.S. federal or Minnesota court or U.S. federal or Minnesota governmental or regulatory authority to which the Company or Enterprises is a named party, except, in the case of clauses (ii), (iii) and (iv) above, for such breach, default or violation that would not, individually or in the aggregate, have a Material Adverse Effect, and provided, in the cases of clauses (iii) and (iv) above, that the Company complies with Section 4(o) of the Underwriting Agreement. I express no opinion in this paragraph regarding (a) the provisions of Section 7 of the Underwriting Agreement or the indemnification provisions of the Acquisition Agreement, which may be limited by public policy, or (b) any U.S. federal securities laws.
My opinions expressed above are subject to the following limitations, exceptions, qualifications and assumptions.
A.For purposes of the opinions set forth herein I have relied as to factual matters on certificates of officers of the Company, a transfer agent certificate, the Charter and minute books and stock records relating to meetings and written actions of the Board of Directors and shareholders of the Company.
B.The opinions expressed in this letter are limited to the laws of the State of Minnesota and the federal laws of the United States of America, and I express no opinion with respect to the laws of any other state or jurisdiction. Furthermore, I express no opinion on any matter covered by the “blue sky” or securities laws of any state or other jurisdiction.
C.In my examination of laws, rules and regulations for purposes of this opinion letter, my review was limited to those laws, rules and regulations that, in my experience, are generally known to be applicable to transactions of the type covered by the Transaction Agreements.
This letter is effective only as of its date. I do not assume responsibility for updating this letter as of any date subsequent to its date, and I assume no responsibility for advising you of any changes with respect to any matters described in this letter that may occur, or facts that may come to my attention, subsequent to the date of this letter.
This letter is furnished to you in connection with the above described transactions. This letter may not be relied upon by you for any other purpose, or relied upon or furnished to any other person, firm or corporation without my prior written permission. This letter is not to be quoted in whole or in part or otherwise referred to or used, nor is it to be filed with any governmental agency or any other person, without my express written consent.
Very truly yours,

Form of 10b-5 Statement of Margaret A. Thickens, Esq.
Re:    Public Offering of 3,200,000 Shares of Common Stock of ALLETE, Inc.
Ladies and Gentlemen:
I am Vice President, Chief Legal Officer and Corporate Secretary of ALLETE, Inc., a Minnesota corporation (the “Company”), and have acted in that capacity in connection with the offering by the Company of 3,200,000 shares (the “Shares”) of common stock, no par value, of the Company (the “Common Stock”) pursuant to that certain Underwriting Agreement dated March 31, 2022 (the “Underwriting Agreement”) among the Company, J.P. Morgan Securities LLC and BofA Securities, Inc., as representatives of the several underwriters named on Schedule 1 to the Underwriting Agreement (the “Underwriters”). I am providing this letter pursuant to Section 6(g) of the Underwriting Agreement. Terms defined in the Underwriting Agreement are used as therein defined, unless otherwise defined herein.
In connection with this letter, I (or attorneys in the Company’s legal department with whom I have consulted) have examined originals, or copies certified or otherwise identified to my satisfaction, of
(i)the amended and restated articles of incorporation of the Company, as amended;
(ii)the bylaws of the Company;
(iii)the Underwriting Agreement;
(iv)the registration statement on Form S-3 (Registration No. 333-232905) (the “Shelf Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on July 31, 2019;
(v)the preliminary prospectus supplement of the Company dated March 31, 2022, including the accompanying base prospectus dated July 31, 2019 (the “Base Prospectus”), which was filed by the Company with the Commission on March 31, 2022 pursuant to Rule 424(b)(5) under the Securities Act (the “Preliminary Prospectus”);
(vi)the Pricing Disclosure Package;
(vii)the prospectus supplement dated March 31, 2022, including the Base Prospectus, which was filed by the Company with the Commission on April ____, 2022 pursuant to Rule 424(b)(2) under the Securities Act (the “Prospectus”);
(viii)the purchase and sale agreement, dated as of February 28, 2022, among ALLETE Enterprises, Inc., New Energy Equity LLC and the other parties signatories thereto; and
(ix)such other documents and records as I deemed appropriate for purposes of the opinions set forth herein.
As used herein, the term “Registration Statement” means the Shelf Registration Statement, as of its most recent effective date, including the information deemed at such time to be included in the part of the Shelf Registration Statement relating to the Shares pursuant to Rule 430B(f)(2) under the Securities Act. References to the Preliminary Prospectus and the Prospectus shall be deemed to include the documents incorporated by reference therein.

As counsel to the Company, I reviewed the Registration Statement and the Prospectus together with the Pricing Disclosure Package and participated in discussions with your representatives and representatives of the Company, its independent public accountants and your counsel regarding such documents and information and related matters.
The purpose of my involvement in this transaction was not to establish or confirm factual matters set forth in the Registration Statement, the Prospectus or the Pricing Disclosure Package, and I have not undertaken any obligation to verify independently any of such factual matters. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Prospectus and the Pricing Disclosure Package involve matters of a non-legal nature.
Subject to the foregoing, I confirm to you that nothing came to my attention that caused me to believe that (i) the Registration Statement, as of its most recent effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Pricing Disclosure Package, considered as a whole at the Applicable Time contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date, and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (a) I made no independent verification of and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus (except with respect to certain legal matters, as and to the extent set forth in paragraph 4 in my letter, dated the date hereof delivered to you pursuant to Section 6(g) of the Underwriting Agreement), (b) I do not express any belief with respect to the financial statements, schedules, notes, other financial, statistical and accounting information derived therefrom, including any such information presented in interactive data format, contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus), in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, at the respective times as of which the beliefs set forth in this paragraph are provided.
This letter is effective only as of its date. I do not assume responsibility for updating this letter as of any date subsequent to its date, and I assume no responsibility for advising you of any changes with respect to any matters described in this letter that may occur, or facts that may come to my attention, subsequent to the date of this letter.
This letter is furnished to you in connection with the above described transactions. This letter may not be relied upon by you for any other purpose, or relied upon or furnished to any other person, firm or corporation without my prior written permission. This letter is not to be quoted in whole or in part or otherwise referred to or used, nor is it to be filed with any governmental agency or any other person, without my express written consent.
Very truly yours,

Annex D-2
Form of Legal Opinion of Morgan, Lewis & Bockius LLP
Re:    Public Offering of 3,200,000 Shares of Common Stock of ALLETE, Inc.
Ladies and Gentlemen:
We have acted as counsel for ALLETE, Inc., a Minnesota corporation (the “Company”), in connection with the offering by the Company of 3,200,000 shares (the “Shares”) of common stock, no par value, of the Company (the “Common Stock”) pursuant to that certain Underwriting Agreement dated March 31, 2022 (the “Underwriting Agreement”) among the Company, J.P. Morgan Securities LLC and BofA Securities, Inc., as representatives of the several underwriters named on Schedule 1 to the Underwriting Agreement (the “Underwriters”). 3,200,000 shares of Common Stock (the “Shares”) offered pursuant to the Underwriting Agreement will be issued and sold by the Company on the date hereof. We are providing this letter pursuant to Section 6(g) of the Underwriting Agreement. Terms defined in the Underwriting Agreement are used as therein defined, unless otherwise defined herein.
In connection with this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of
(i)the amended and restated articles of incorporation of the Company, as amended;
(ii)the bylaws of the Company;
(iii)the Underwriting Agreement;
(iv)the registration statement on Form S-3 (Registration No. 333-232905) (the “Shelf Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on July 31, 2019;
(v)the preliminary prospectus supplement of the Company dated March 31, 2022, including the accompanying base prospectus dated July 31, 2019 (the “Base Prospectus”), which was filed by the Company with the Commission on March 31, 2022 pursuant to Rule 424(b)(5) under the Securities Act (the “Preliminary Prospectus”);
(vi)the Pricing Disclosure Package;
(vii)the prospectus supplement dated March 31, 2022, including the Base Prospectus, which was filed by the Company with the Commission on April ____, 2022 pursuant to Rule 424(b)(2) under the Securities Act (the “Prospectus”); and
(viii)such other documents and records as we deemed appropriate for purposes of the opinions set forth herein.
As used herein, the term “Registration Statement” means the Shelf Registration Statement, as of its most recent effective date, including the information deemed at such time to be included in the part of the Shelf Registration Statement relating to the Shares pursuant to Rule 430B(f)(2)

under the Securities Act. References to the Preliminary Prospectus and the Prospectus shall be deemed to include the documents incorporated by reference therein.
We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed that the Underwriting Agreement constitutes a valid and binding obligation of each party thereto other than the Company.
As to any facts that are material to the opinions hereinafter expressed, we have relied without investigation upon the representations and warranties of the Company contained in the Underwriting Agreement and upon certificates of officers of the Company.
In rendering the opinions set forth herein, whenever a statement or opinion herein is qualified by “to our knowledge,” “known to us” or by words of similar import, it is intended to indicate that, during the course of our representation of the Company in the issuance and sale of the Underwritten Shares and the Option Shares , no information has come to the attention of those lawyers in our firm who have rendered legal services in connection with the preparation of the Underwriting Agreement, after making such inquires of other lawyers in the firm who provide services to the Company as we deemed appropriate, that gives us actual knowledge of the inaccuracy of such statement or opinion. Except as specifically set forth herein, we have not undertaken any independent investigation to determine the accuracy of facts material to any such statement or opinion, and no inference as to such statement or opinion should be drawn from the fact of our representation of the Company. In making judgments in respect of matters of materiality, we have, to the extent we deemed appropriate, relied upon management and other representatives of the Company in assessing the possible impact of such items upon the Company.
Based upon and subject to the foregoing and to the limitations and qualifications described below, we are of the opinion that:
1.The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act that has been filed with the Commission not earlier than three years prior to the date of the Underwriting Agreement. Any required filings of the Preliminary Prospectus and the Prospectus pursuant to Rule 424 under the Securities Act have been made in the manner and within the time period required by such Rule 424. To our knowledge, (i) no order suspending the effectiveness of the Registration Statement has been issued and not removed, (ii) no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and not removed and (iii) no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering is pending or threatened by the Commission.
2.The statements in the Preliminary Prospectus and the Prospectus under the heading “Description of Common Stock”, insofar as they purport to constitute summaries of the terms of the Common Stock, and under the heading “Underwriting” (except with respect to the information under the headings “Underwriting—Canada”, “Underwriting—European Economic Area”, “Underwriting—United Kingdom,” “Underwriting—Notice to Prospective Investors in Switzerland” and “Underwriting—Notice to Prospective Investors in the Dubai International Financial Centre”, as to which we express no opinion), insofar as they purport to constitute summaries of the provisions of the laws and documents referred to therein, accurately summarize the matters described therein in all material respects.
3.No consent, authorization, approval or order of any U.S. federal or New York governmental or regulatory commission, board, body, authority or agency is required to be obtained by the Company in connection with the execution, delivery and performance by the Company of the Underwriting Agreement, the compliance by the Company with the terms thereof, the issuance and sale of the Underwritten Shares and the Option Shares, other than such as previously have been obtained or made, including, without limitation, registration of the Shares under the Securities Act and of the Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
4.The execution, delivery and performance by the Company of the Underwriting Agreement, the compliance by the Company with the terms thereof, the issuance and sale of the Underwritten Shares and the Option Shares and the consummation of the transactions contemplated by the Underwriting Agreement will not (i) breach or result in a default under any provision of any agreement or instrument set forth on Schedule A, (ii) result in the violation of any U.S. federal or New York law, rule or regulation or (iii) to our knowledge, result in a violation of any judgment, decree, or order of any U.S. federal or New York court or U.S. federal or New York governmental or regulatory authority to which the Company is a named party, except, in the case of clauses (ii) and (iii) above, for such breach, default or violation that would not, individually or in the aggregate, have a Material Adverse Effect. We express no opinion in this paragraph regarding (a) the provisions of Section 7 of the Underwriting Agreement, which may be limited by public policy, or (b) any U.S. federal securities laws.
5.After giving effect to (i) the offering, issuance and sale of the Underwritten Shares and the Option Shares and the application of the proceeds thereof, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.
6.We are of the opinion that the statements contained in the Prospectus Supplement under the caption “U.S. Federal Income Tax Consequences for Non-U.S. Holders,” to the extent they constitute matters of federal income tax law or legal conclusions with respect to matters of federal income tax law, are an accurate summary of the matters referred to therein in all material respects.
Our opinions expressed above are subject to the following limitations, exceptions, qualifications and assumptions.
A.For purposes of our opinion in paragraph 1 above, we have relied solely upon (i) the listing of stop orders posted on the Commission’s web site, which does not indicate that a stop order suspending the effectiveness of the Registration Statement has been issued by the Commission, (ii) a confirmation of filing received from EDGAR dated March 31, 2022, with respect to the filing of the Preliminary Prospectus pursuant to Rule 424(b) and (iii) a confirmation of filing received from EDGAR dated April ____, 2022, with respect to the filing of the Prospectus pursuant to Rule 424(b).

B.For purposes of the opinions set forth in paragraphs 3 and 4 above, we have assumed that the issuance of the Underwritten Shares and the Option Shares is authorized by the Minnesota Public Utilities Commission.
C.For purposes of the opinions set forth herein, we have relied as to factual matters on certificates of officers of the Company and on the representations and warranties included in the Underwriting Agreement.
D.The opinions expressed in this letter are limited to the laws of the State of New York and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other state or jurisdiction. Furthermore, we express no opinion on any matter covered by the “blue sky” or securities laws of any state or other jurisdiction.
E.In our examination of laws, rules and regulations for purposes of this opinion letter, our review was limited to those laws, rules and regulations that, in our experience, are generally known to be applicable to transactions of the type covered by the Underwriting Agreement.
F.We have assumed the conformity of the documents filed with the Commission via EDGAR, except for EDGAR formatting changes and exhibits filed in interactive data format, to physical copies of the documents delivered to, or prepared by, the Company and submitted for our examination.
This letter is effective only as of its date. We do not assume responsibility for updating this letter as of any date subsequent to its date, and we assume no responsibility for advising you of any changes with respect to any matters described in this letter that may occur, or facts that may come to our attention, subsequent to the date of this letter.
This letter is furnished to you in connection with the above described transactions. This letter may not be relied upon by you for any other purpose, or relied upon or furnished to any other person, firm or corporation without our prior written permission. This letter is not to be quoted in whole or in part or otherwise referred to or used, nor is it to be filed with any governmental agency or any other person, without our express written consent.
Very truly yours,

Schedule A

1.Mortgage and Deed of Trust, dated as of September 1, 1945, between Minnesota Power & Light Company (now ALLETE, Inc.) and The Bank of New York Mellon (formerly Irving Trust Company) and Eva Waite (successor to Richard H. West), as supplemented by forty-two supplemental indentures.
2.Mortgage and Deed of Trust, dated as March 1, 1943, between Superior Water, Light and Power Company and Chemical Bank & Trust Company and Howard B. Smith, as Trustees, both succeeded by U.S. Bank National Association, as Trustee, as supplemented by fifteen supplemental indentures.
3.Note Purchase and Guarantee Agreement, dated as of November 5, 2015, among Armenia Mountain Wind LLC, AMW I Holding, LLC and the purchasers named therein.
4.Note Purchase Agreement, dated December 8, 2016, between ALLETE and Hartford Investment Management Company, Northwestern Mutual Investment Management Company, The Northwestern Mutual Life Insurance Company and Nationwide Life Insurance Company.
5.Note Purchase Agreement, dated September 10, 2020, between ALLETE and the purchasers named therein.
6.Power Purchase and Sale Agreement, dated as of May 29, 1998, between Minnesota Power, Inc. (n/k/a ALLETE) and Square Butte Electric Cooperative.
7.Amended and Restated Credit Agreement, dated as of January 10, 2019 among ALLETE, as Borrower, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., Royal Bank of Canada, U.S. Bank National Association and Wells Fargo Bank, National Association, as Documentation Agents and J.P. Morgan Chase Bank, N.A., as Sole Lead Arranger and Sole Book Runner.
8.First Amendment to Credit Agreement, dated May 15, 2019, among ALLETE, as Borrower, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.
9.Second Amendment to Credit Agreement, dated November 23, 2021, among ALLETE, as Borrower, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.
10.Financing Agreement between Collier County Industrial Development Authority and ALLETE, dated as of July 1, 2006.
11.Amended and Restated Letter of Credit Agreement, dated as of June 3, 2011, among ALLETE, the participating banks and Wells Fargo Bank, National Association, as Administrative Agent and Issuing Bank.
12.First Amendment to Amended and Restated Letter of Credit Agreement, dated as of June 1, 2013, between ALLETE and Wells Fargo Bank, National Association, as Issuing Bank, Administrative Agent and sole Participating Bank.
13.Agreement, dated December 16, 2005, among ALLETE, Wisconsin Public Service Corporation and WPS Investments, LLC.
14.Fourth Amended and Restated Distribution Agreement, dated February 25, 2015, as amended by Amendment No. 1 to the Fourth Amended and Restated Distribution Agreement, dated August 5, 2016 and Amendment No. 2 to the Fourth Amended and Restated Distribution Agreement, dated May 6, 2020.
15.Term Loan Agreement, dated as of February 28, 2022, among ALLETE, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent.

Form of 10b-5 Statement of Morgan, Lewis & Bockius LLP
Re:    Public Offering of 3,200,000 Shares of Common Stock of ALLETE, Inc.
Ladies and Gentlemen:
We have acted as counsel for ALLETE, Inc., a Minnesota corporation (the “Company”), in connection with the offering by the Company of 3,200,000 shares (the “Shares”) of common stock, no par value, of the Company (the “Common Stock”) pursuant to that certain Underwriting Agreement dated March 31, 2022 (the “Underwriting Agreement”) among the Company, J.P. Morgan Securities LLC and BofA Securities, Inc., as representatives of the several underwriters named on Schedule 1 to the Underwriting Agreement (the “Underwriters”). We are providing this letter pursuant to Section 6(g) of the Underwriting Agreement. Terms defined in the Underwriting Agreement are used as therein defined, unless otherwise defined herein.
In connection with this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of
(i)the amended and restated articles of incorporation of the Company, as amended;
(ii)the bylaws of the Company;
(iii)the Underwriting Agreement;
(iv)the registration statement on Form S-3 (Registration No. 333-232905) (the “Shelf Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on July 31, 2019;
(v)the preliminary prospectus supplement of the Company dated March 31, 2022, including the accompanying base prospectus dated July 31, 2019 (the “Base Prospectus”), which was filed by the Company with the Commission on March 31, 2022 pursuant to Rule 424(b)(5) under the Securities Act (the “Preliminary Prospectus”);
(vi)the Pricing Disclosure Package;
(vii)the prospectus supplement dated March 31, 2022, including the Base Prospectus, which was filed by the Company with the Commission on April ____, 2022 pursuant to Rule 424(b)(2) under the Securities Act (the “Prospectus”); and
(viii)such other documents and records as we deemed appropriate for purposes of the opinions set forth herein.
As used herein, the term “Registration Statement” means the Shelf Registration Statement, as of its most recent effective date, including the information deemed at such time to be included in the part of the Shelf Registration Statement relating to the Shares pursuant to Rule 430B(f)(2) under the Securities Act. References to the Preliminary Prospectus and the Prospectus shall be deemed to include the documents incorporated by reference therein.
As counsel to the Company, we reviewed the Registration Statement and the Prospectus together with the Pricing Disclosure Package and participated in discussions with your representatives and representatives of the Company, its independent public accountants and your counsel regarding such documents and information and related matters.
The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Prospectus or the Pricing Disclosure Package, and we have not undertaken any obligation to verify independently any of such factual matters. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Prospectus and the Pricing Disclosure Package involve matters of a non-legal nature.
Subject to the foregoing, we confirm to you, on the basis of the information we gained in the course of performing the services referred to above, that (a) the Registration Statement, at the time it initially became effective, and the Prospectus, as of the date hereof (except in each case as to the financial statements, schedules and other financial, statistical and accounting data, including any such data presented in interactive data format, as to which we make no comment), appeared or appears on its face to be appropriately responsive in all material respects to the applicable requirements of the Securities Act, and (b) each of the documents incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (except as to the financial statements, schedules and other financial, statistical and accounting data, including any such data presented in interactive data format, as to which we make no comment), at the time such document was filed with the Commission, appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.
Furthermore, subject to the foregoing, nothing came to our attention that caused us to believe that (i) the Registration Statement, as of its most recent effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Pricing Disclosure Package, considered as a whole at the Applicable Time contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date, and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (a) we made no independent verification of and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus (except with respect to certain legal matters, as and to the extent set forth in paragraphs 2 and 6 in our letter, dated the date hereof delivered to you pursuant to Section 6(g) of the Underwriting Agreement), and (b) we do not express any belief with respect to the financial statements, schedules, notes, other financial, statistical and accounting information derived therefrom, including any such information presented in interactive data format, contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus), in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, at the respective times as of which the beliefs set forth in this paragraph are provided.
This letter is effective only as of its date. We do not assume responsibility for updating this letter as of any date subsequent to its date, and we assume no responsibility for advising you of any changes with respect to any matters described in this letter that may occur, or facts that may come to our attention, subsequent to the date of this letter.
This letter is furnished to you in connection with the above described transactions. This letter may not be relied upon by you for any other purpose, or relied upon or furnished to any other person, firm or corporation without our prior written permission. This letter is not to be quoted in whole or in part or otherwise referred to or used, nor is it to be filed with any governmental agency or any other person, without our express written consent.
Very truly yours,

Exhibit A
Testing the waters authorization (to be delivered by the Issuer to J.P. Morgan in email or letter form)

In reliance on Rule 163B under the Securities Act of 1933, as amended (the “Act”), ALLETE, Inc. (the “Issuer”) hereby authorizes J.P. Morgan Securities LLC (“J.P. Morgan”), BofA Securities, Inc. (“BofA” and together with J.P. Morgan, the “Authorized Underwriters”), each of their respective affiliates and their respective employees, to engage on behalf of the Issuer in oral and written communications with potential investors that the Authorized Underwriters reasonably believe to be “qualified institutional buyers”, as defined in Rule 144A under the Act, or institutions that are “accredited investors”, within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act, to determine whether such investors might have an interest in the Issuer’s contemplated offering (“Testing-the-Waters Communications”). A “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act. No Written Testing-the-Waters Communication shall be distributed by the Authorized Underwriters unless first approved by the Issuer.

If at any time following the distribution of any Written Testing-the-Waters Communication there occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Issuer will promptly notify the Authorized Underwriters and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

Nothing in this authorization is intended to limit or otherwise affect the ability of the Authorized Underwriters, each of their affiliates and their respective employees, to engage in communications in which they could otherwise lawfully engage in the absence of this authorization, including, without limitation, any written communication containing only one or more of the statements specified under Rule 134(a) under the Act. This authorization shall remain in effect until the earlier of (1) the Issuer has provided to the Authorized Underwriters a written notice revoking this authorization or (2) the Issuer and the Authorized Underwriters have executed an underwriting agreement with respect to the Issuer’s contemplated offering. All notices as described herein shall be sent by email to the attention of Lucy Brash at lucy.j.brash@jpmorgan.com and Matthew Barnett at matthew.l.barnett@jpmchase.com, with copies to deanna.kirkpatrick@davispolk.com and steven.glendon@davispolk.com.

Exhibit B
FORM OF LOCK-UP AGREEMENT
March 31, 2022
J.P. Morgan Securities LLC
BofA Securities, Inc.
As Representatives of the
several Underwriters listed
in Schedule 1 hereto

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036
Re:    ALLETE, Inc. --- Public Offering
Ladies and Gentlemen:
The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with ALLETE, Inc., a Minnesota corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of common stock, without par value (the “Common Stock”), of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.
In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC and BofA Securities, Inc. on behalf of the Underwriters (the “Representatives”), the undersigned will not during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending at the close of business 90 days after the date of the final prospectus supplement relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Common Stock, “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise. The undersigned further confirms that it has furnished the Representatives with the details of any transaction the undersigned, or any of its affiliates, is a party to as of the date hereof, which transaction would have been restricted by this Letter Agreement if it had been entered into by the undersigned during the Restricted Period with the exception of any existing trading plans pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Lock-Up Securities:
(a) as a bona fide gift or gifts;
(b) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin);
(c) to any beneficiary of the undersigned pursuant to a will, other testamentary document or applicable laws of descent;
(d) to the Company upon the exercise of options to purchase Common Stock or the vesting, delivery or settlement of restricted shares, restricted stock units or other awards to provide for any withholding taxes on the exercise, vesting, delivery or settlement thereof or to pay the exercise price thereof of options, restricted shares, restricted stock units or other awards acquired by the undersigned pursuant to employee or director benefit, compensation, incentive or stock purchase plans of the Company existing on the date hereof and referred to generally in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and
(e) upon the cancellation of restricted stock units;
provided that (i) in the case of any transfer or distribution pursuant to clauses (a) through (c), any such transfer shall not involve a disposition for value; (ii) in the case of any transfer or distribution pursuant to clauses (a) through (c), each donee, transferee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this Letter Agreement; and (iii) in the case of any transfer or distribution pursuant to clauses (a) through (e), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above or, for transfers made pursuant to clause (d) above, a filing on Form 4 which shall include an explanatory footnote that the transfer was made as described in clause (d) above).
The Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of

Lock-Up Securities, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company agrees to announce the impending release or waiver through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such announcement. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or that is to an immediate family member as defined in FINRA Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.
In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Representatives and the other Underwriters are not making a recommendation to you to enter into this Letter Agreement, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.
The undersigned understands that, if the Underwriting Agreement does not become effective by April 8, 2022, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.
Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Letter Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed Letter Agreement will constitute due and sufficient delivery.
This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

    Name:
    Title:

Exhibit C
Parties Subject to Lock-Up Agreement

Bethany M. Owen
Robert J. Adams
Patrick L. Cutshall
Nicole R. Johnson
Steven W. Morris
Margaret A. Thickens
Kathryn W. Dindo
George G. Goldfarb
James J. Hoolihan
Heidi E. Jimmerson
Madeleine W. Ludlow
Susan K. Nestegard
Douglas C. Neve
Barbara A. Nick
Robert P. Powers
Charlene A. Thomas